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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                               ON INTERNAL CONTROL



Board of Trustees
Professionally Managed Portfolios
Milwaukee, Wisconsin


In planning and performing our audits of the financial statements of Hester Total Return Fund, Hodges Fund, The Osterweis Fund, The Osterweis Strategic Income Fund, The Perkins Discovery Fund, The Perkins Opportunity Fund and Women's Equity Mutual Fund, each a series of shares of Professionally Managed Portfolios, for the year ended March 31, 2003, we considered its internal control, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining an internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. These controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control structure, errors or fraud may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control components would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control components elements does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of March 31, 2003.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.




                                                            TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
May 2, 2003